Exhibit 99.1

Privia Health Reports Fourth Quarter and Full-Year 2023 Financial Results

–Achieved All 2023 Operating and Financial Guidance Metrics
–Implemented Providers +19.4% compared to Year-End 2022
–Introduces Full-Year 2024 Guidance
–Proactive Steps to Limit Downside Risk Arrangements in Current Medicare Advantage Environment for More Favorable Contract Structures and Margin Contribution

ARLINGTON, VA – February 27, 2024 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial and operating results for the fourth quarter and full year ended December 31, 2023. The Company achieved each of its full-year guidance metrics for 2023, as highlighted below.

Full-Year Performance

	For the Years Ended December 31,
($ in millions, except per share amounts)	2023	2022	Change (%)

Total revenue	$1,657.7	$1,356.7	22.2%
Gross profit	$353.8	$302.3	17.0%
Operating income (loss)	$20.6	$(19.1)	nm
Net income (loss) [a]	$23.1	$(8.6)	nm
Non-GAAP adjusted net income [b]	$81.5	$63.7	27.9%
Net income (loss) per share	$0.20	$(0.08)	nm
Non-GAAP adjusted net income per share	$0.64	$0.52	23.1%

a.Net income for full-year 2023 included $37.1 million in non-cash stock compensation expense and $7.9 million in legal, non-recurring, and other expenses. Net loss for full-year 2022 included $67.4 million in non-cash stock compensation expense and $8.0 million in legal, non-recurring, and other expenses.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Highlights from 2023 include:
•Record new provider signings with Implemented Providers increasing 19.4% from year-end 2022;
•Gross provider retention of 98+%;
•Strong fee-for-service collections, value-based care performance and new markets growth offset an approximate $110 million Practice Collections headwind due to the restructuring of a capitation contract announced in 1Q’23;
•Three new market entries – Connecticut, South Carolina and Washington;
•Strong Platform Contribution performance helped absorb incremental new market entry costs; and
•Adjusted EBITDA growth of 18.7% compared to full-year 2022.

Key Operating and Non-GAAP Financial Metrics

	For the Years Ended December 31,
($ in millions)	2023	2022	Change (%)

Implemented Providers	4,305	3,606	19.4%
Value-Based Care Attributed Lives	1,120,000	856,000	30.8%
Practice Collections	$2,839.0	$2,424.1	17.1%
Care Margin	$359.2	$305.6	17.5%
Platform Contribution	$173.5	$148.5	16.8%
Adjusted EBITDA	$72.2	$60.9	18.7%

Full-Year 2023 Actual Performance versus Guidance

	Initial FY 2023 Guidance [c]		Updated FY 2023 Guidance	FY 2023
($ in millions)	Low	High	at January 8, 2024	Actual
Implemented Providers	4,050	4,150	Above High End	4,305
Attributed Lives	1,050,000	1,150,000	Midpoint	1,120,000
Practice Collections	$2,700	$2,850	Midpoint	$2,839.0
GAAP Revenue	$1,550	$1,650	Mid to High End	$1,657.7
Care Margin	$350	$365	Mid to High End	$359.2
Platform Contribution	$160	$168	Above High End	$173.5
Adjusted EBITDA [d]	$70	$74	Mid to High End	$72.2

c.Management had not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit and Net Income. This is because the Company could not have predicted with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions not within our control as well as certain legal or advisory costs, tax costs or other costs that have arisen. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the directly comparable GAAP measures.
d.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Fourth Quarter Performance

	For the Three Months Ended December 31,
($ in millions, except per share amounts)	2023	2022	Change (%)

Total revenue	$440.8	$364.4	21.0%
Gross profit	$90.0	$79.2	13.6%
Operating income	$1.4	$2.2	nm
Net income [e]	$2.8	$17.8	nm
Non-GAAP adjusted net income [f]	$20.3	$16.1	26.1%
Net income per share	$0.02	$0.14	nm
Non-GAAP adjusted net income per share	$0.15	$0.13	15.4%

e.Net income for the fourth quarter of 2023 included $11.7 million in non-cash stock compensation expense and $2.4 million in legal and other expenses. Net income for the fourth quarter of 2022 included $9.2 million in non-cash stock compensation expense and $1.7 million in legal and other expenses.
f.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics

	For the Three Months Ended December 31,
($ in millions)	2023	2022	Change (%)

Practice Collections	$756.6	$634.8	19.2%
Care Margin	$91.5	$80.1	14.2%
Platform Contribution	$42.3	$39.1	8.2%
Adjusted EBITDA	$17.3	$14.3	21.1%

Capital Resources and Cash Flow
The Company's balance sheet at December 31, 2023 included $389.5 million of cash and cash equivalents and no debt, compared to cash and cash equivalents of $348.0 million and no debt at December 31, 2022.
Net cash provided by operating activities for the year ended December 31, 2023 was $80.8 million compared to $47.2 million in the prior year (+71.2%). Capital expenditures were $0.1 million for the year ended December 31, 2023, compared to $0.1 million in the prior year. The Company invested $42.9 million in 2023 on business acquisitions to enter new states.

2024 Financial and Business Outlook g h i
Privia Health’s key actions and areas of focus in 2024 include:
•Increasing density and scale in existing geographies through organic provider growth;
•Limiting downside-risk arrangements in a challenging Medicare Advantage (MA) market;
◦Renegotiating MA capitation arrangements for more favorable contract structures and margin contribution expected to reduce capitated practice collections by approximately $198 million year-over-year due to revenue recognition rules as 19,900 attributed lives move to upside/downside risk arrangements;
◦Exiting Delaware ACO (~12,000 attributed lives in the Medicare Shared Savings Program), effective January 1, 2024;
•Achieving operating leverage to drive Adjusted EBITDA growth, and converting 80% of Adjusted EBITDA to Free Cash Flow (defined as net cash provided by operating activities less purchases of property and equipment); and
•Continuing to pursue business development efforts to enter new states and increase overall addressable market.
The Company’s 2024 operating and financial guidance is as follows:

	FY 2023	FY 2024 Guidance [g]		Y-Y % Change from FY 2023
($ in millions)	Actual	Low	High	Low	High
Implemented Providers	4,305	4,650	4,750	8.0%	10.3%
Attributed Lives	1,120,000	1,150,000	1,200,000	2.7%	7.1%
Practice Collections	$2,839.0	$2,775	$2,875	(2.3)%	1.3%
GAAP Revenue	$1,657.7	$1,600	$1,675	(3.5)%	1.0%
Care Margin	$359.2	$388	$400	8.0%	11.4%
Platform Contribution	$173.5	$180	$188	3.8%	8.4%
Adjusted EBITDA [h]	$72.2	$85	$90	17.7%	24.6%
•Practice Collections guidance includes reduction of approximately $198 million from renegotiated Medicare Advantage capitation agreements, and assumes minimal year-over-year increase in Shared Savings accruals
•Adjusted EBITDA guidance includes approximately $10-12 million in start-up costs for new geographies announced in last 15 months
•Capital expenditures are expected to be less than $1 million in full-year 2024
•Approximately 80% of Adjusted EBITDA expected to convert to free cash flow in FY 2024
•Effective tax rate expected to be approximately 27-28%
g.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit and Net Income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
h.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.

i.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on February 27, 2024, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please go to https://register.vevent.com/register/BI4f3d577f597e4536bc0d4c9f66d273ff to preregister and obtain your dial-in number and passcode.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-K is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, our future actions, business plans, objectives and prospects; expectations for new health system and other partnerships, including to enter Ohio; and our future operating or financial performance and projections, including our full year guidance for 2024. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; the Company’s inability to enter into a definitive agreement for its partnership in Ohio; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in Part II, Item 1A, other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(j)
(in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)
Revenue	$440,828	$364,424	$1,657,737	$1,356,660

Operating expenses:
Provider expense	349,378	284,368	1,298,573	1,051,040
Cost of platform	52,409	43,343	197,663	170,838
Sales and marketing	6,249	5,173	24,732	19,741
General and administrative	29,600	28,156	109,587	129,592
Depreciation and amortization	1,772	1,135	6,533	4,571
Total operating expenses	439,408	362,175	1,637,088	1,375,782
Operating income (loss)	1,420	2,249	20,649	(19,122)
Interest (income) expense, net	(2,848)	(1,152)	(8,372)	(542)
Income (loss) before provision for (benefit from) income taxes	4,268	3,401	29,021	(18,580)
Provision for (benefit from) income taxes	1,944	(13,447)	7,993	(6,516)
Net income (loss)	2,324	16,848	21,028	(12,064)
Less: Loss attributable to non-controlling interests	(514)	(928)	(2,051)	(3,479)
Net income (loss) income attributable to Privia Health Group, Inc.	$2,838	$17,776	$23,079	$(8,585)
Net income (loss) income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.02	$0.16	$0.20	$(0.08)
Net income (loss) income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.02	$0.14	$0.19	$(0.08)
Weighted average common shares outstanding – basic	118,109,663	114,364,180	116,731,406	110,695,266
Weighted average common shares outstanding – diluted	124,831,553	124,142,657	124,686,067	110,695,266

(j) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(k)
(in thousands)

	December 31, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$389,511	$347,992
Accounts receivable	290,768	189,604
Prepaid expenses and other current assets	20,525	14,366
Total current assets	700,804	551,962
Non-current assets:
Property and equipment, net	2,325	3,386
Right-of-use asset	6,612	8,089
Intangible assets, net	107,630	57,387
Goodwill	138,749	126,938
Deferred tax asset	35,200	40,368
Other non-current assets	8,580	4,683
Total non-current assets	299,096	240,851
Total assets	$999,900	$792,813

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$57,831	$52,837
Provider liability	326,078	208,424
Operating lease liabilities, current	3,043	3,013
Total current liabilities	386,952	264,274
Non-current liabilities:
Operating lease liabilities, non-current	5,246	8,490
Other non-current liabilities	313	1,000
Total non-current liabilities	5,559	9,490
Total liabilities	392,511	273,764
Commitments and contingencies
Stockholders’ equity:
Common stock	1,182	1,148
Additional paid-in capital	753,869	714,639
Accumulated deficit	(193,614)	(216,693)
Total Privia Health Group, Inc. stockholders’ equity	561,437	499,094
Non-controlling interest	45,952	19,955
Total stockholders’ equity	607,389	519,049
Total liabilities and stockholders’ equity	$999,900	$792,813

(k) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(l)
(in thousands)

	For the Years Ended December 31,
	2023	2022
	(unaudited)
Cash flows from operating activities
Net income (loss)	$21,028	$(12,064)
Adjustments to reconcile loss to net cash provided by operating activities:
Depreciation	1,174	1,220
Amortization of intangibles	5,359	3,351
Amortization of debt issuance costs	—	687
Stock-based compensation	37,098	67,359
Deferred tax expense (benefit)	7,465	(7,004)
Changes in asset and liabilities:
Accounts receivable	(96,877)	(72,202)
Prepaid expenses and other current assets	(6,159)	(5,669)
Other non-current assets and right-of-use asset	(2,418)	1,383
Accounts payable and accrued expenses	4,994	6,852
Provider liability	113,367	67,716
Operating lease liabilities	(3,214)	(2,433)
Other long-term liabilities	(1,032)	(2,000)
Net cash provided by operating activities	80,785	47,196
Cash flows from investing activities
Purchases of property and equipment	(113)	(104)
Business acquisitions, net of cash acquired	(42,858)	—
Net cash used in investing activities	(42,971)	(104)
Cash flows from financing activities
Repurchase of non-controlling interest	(5,694)	—
Proceeds from non-controlling interest	659	125
Repayment of note payable	—	(33,250)
Proceeds from exercised stock options	8,740	13,448
Net cash provided by (used in) financing activities	3,705	(19,677)
Net increase in cash and cash equivalents	41,519	27,415
Cash and cash equivalents at beginning of period	347,992	320,577
Cash and cash equivalents at end of period	$389,511	$347,992

Supplemental disclosure of cash flow information:
Interest paid	$40	$713
Income taxes paid	$1,040	$307

(l) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(Dollars in Thousands)	2023	2022	2023	2022
FFS-patient care	$272,343	$231,624	$976,688	$869,165
FFS-administrative services	29,741	23,018	113,154	94,929
Capitated revenue	85,248	57,687	338,729	218,463
Shared savings	39,838	42,319	170,143	132,615
Care management fees (PMPM)	10,615	8,023	50,519	35,541
Other revenue	3,043	1,754	8,504	5,947
Total Revenue	$440,828	$364,425	$1,657,737	$1,356,660

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	December 31,
(Dollars in Thousands)	2023	2022
Balance, beginning of period	$28,617	$—
Incurred health care costs
Current year	334,383	218,199
Prior years	2,436	—
Total claims incurred	$336,819	$218,199
Claims Paid
Current year	$(270,810)	$(189,582)
Prior years	(27,488)	—
Total claims paid	$(298,298)	$(189,582)
Balance, end of period	$67,138	$28,617

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(m)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in millions)	2023	2022	2023	2022

Implemented Providers(n)	4,305	3,606	4,305	3,606
Attributed Lives(o)	1,120,000	856,000	1,120,000	856,000
Practice Collections(p)	$756.6	$634.8	$2,839.0	$2,424.1

(m) Any slight variations in totals are due to rounding.
(n) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(o) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care services as of the end of a particular period.

(p) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

Non-GAAP Financial Measures (q)(r)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2023	2022	2023	2022

Care Margin	$91,450	$80,056	$359,164	$305,620
Platform Contribution	$42,282	$39,089	$173,481	$148,540
Platform Contribution Margin	46.2%	48.8%	48.3%	48.6%
Adjusted EBITDA	$17,279	$14,265	$72,228	$60,852
Adjusted EBITDA Margin	18.9%	17.8%	20.1%	19.9%

(q) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, provision for (benefit from) income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other nonrecurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(r) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(s)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2023	2022	2023	2022
Revenue	$440,828	$364,424	$1,657,737	$1,356,660
Provider expense	(349,378)	(284,368)	(1,298,573)	(1,051,040)
Amortization of intangible assets	(1,477)	(842)	(5,359)	(3,351)
Gross Profit	$89,973	$79,214	$353,805	$302,269
Amortization of intangible assets	1,477	842	5,359	3,351
Care margin	$91,450	$80,056	$359,164	$305,620
(s) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(t)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2023	2022	2023	2022
Revenue	$440,828	$364,424	$1,657,737	$1,356,660
Provider expense	(349,378)	(284,368)	(1,298,573)	(1,051,040)
Amortization of intangible assets	(1,477)	(842)	(5,359)	(3,351)
Gross Profit	89,973	79,214	353,805	302,269
Amortization of intangible assets	1,477	842	5,359	3,351
Cost of platform	(52,409)	(43,343)	(197,663)	(170,838)
Stock-based compensation(u)	3,241	2,376	11,980	13,758
Platform Contribution	$42,282	$39,089	$173,481	$148,540
(t) Any slight variations in totals are due to rounding.
(u) Amount represents stock-based compensation expense included under Cost of Platform.

Reconciliation of Net Income (Loss) to Adjusted EBITDA(v)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2023	2022	2023	2022
Net income (loss)	$2,838	$17,776	$23,079	$(8,585)
Net (loss) attributable to non-controlling interests	(514)	(928)	(2,051)	(3,479)
Provision for (benefit from) income taxes	1,944	(13,447)	7,993	(6,516)
Interest expense	(2,848)	(1,152)	(8,372)	(542)
Depreciation and amortization	1,772	1,135	6,533	4,571
Stock-based compensation	11,669	9,175	37,098	67,359
Other expenses(w)	2,418	1,706	7,948	8,044
Adjusted EBITDA	$17,279	$14,265	$72,228	$60,852

(v) Any slight variations in totals are due to rounding.
(w) Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs. Employer taxes on equity vesting/exercises of $1.6 million and $3.2 million were recorded for the years ended December 31, 2023 and 2022, respectively.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share(x)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2023	2022	2023	2022
Net income (loss)	$2,838	$17,776	$23,079	$(8,585)
Stock-based compensation	11,669	9,175	37,098	67,359
Intangible amortization expense	1,477	842	5,359	3,351
Provision for (benefit from) income tax	1,944	(13,447)	7,993	(6,516)
Other expenses(y)	2,418	1,706	7,948	8,044
Adjusted net income attributable to Privia Health Group, Inc.	$20,346	$16,052	$81,477	$63,653
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.16	$0.14	$0.69	$0.58
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.15	$0.13	$0.64	$0.52
Weighted average common shares outstanding – basic	118,109,663	114,364,180	116,731,406	110,695,266
Weighted average common shares outstanding – diluted	124,924,442	124,142,657	125,084,821	122,952,853
(x) Any slight variations in totals due to rounding.
(y) Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs. Employer taxes on equity vesting/exercises of $1.6 million and $3.2 million were recorded for the years ended December 31, 2023 and 2022, respectively.